Exhibit 99.1

PMGC Holdings Inc. Signs Letter of Intent to Acquire Profitable U.S.-Based Custom IT Packaging Company

●	Acquisition Target Currently Serves over 300 Commercial Clients, which Includes Data Centers, Technology Manufacturers, and IT Service Providers with Close to 15 Years of Operational History, 90% U.S.-Based Revenue, and Recurring Business

Newport Beach, CA – April 16, 2025 – PMGC Holdings Inc. (Nasdaq: PMGC) (the “Company,” “PMGC,” “we,” or “us”), a diversified public holding company, is pleased to announce the signing of a non-binding Letter of Intent (“LOI”) to acquire a U.S.-based, cash-flow positive information technology (“IT”) custom packaging company.

About the Target Company

Founded in 2011 and headquartered in Southern California, the Target is a well-established provider of custom packaging solutions for IT products, serving over 300 commercial clients—including data centers, technology manufacturers, and IT service providers. With close to 15 years of uninterrupted operations, the company has built a loyal, predominantly U.S.-based customer base (90%) and consistently delivered positive EBITDA performance year over year.

The Target operates efficiently with streamlined operations and a strong reputation for reliability and service quality. It also offers value-added services such as tailored design for custom packaging solutions, supporting clients across the technology supply chain. Operating in a niche segment with limited direct competition, PMGC believes the Target has a compelling opportunity for scalable growth. PMGC believes that, with additional investment in marketing and the buildout of a dedicated sales team, the Target is well-positioned to unlock future commercial expansion. This transaction marks the official launch of PMGC’s previously announced acquisition strategy—targeting profitable, well-run businesses with strong fundamentals and consistent earnings—and signals the first of several accretive acquisitions shareholders can expect in the months ahead.

“We are excited to begin this journey with a company that represents everything we look for in an acquisition: operational strength, consistent profitability metrics, and clear potential for scale,” said Graydon Bensler, Chief Executive Officer of PMGC Holdings Inc. “This is a key step forward in executing our growth-through-acquisition model.”

As part of the next phase of the acquisition and to remain compliant with SEC requirements, PMGC has initiated a financial audit of the Target. The Company anticipates signing a definitive agreement and closing the transaction before the end of Q2 2025. Upon closing, the Target will operate as a wholly owned subsidiary of PMGC Holdings. Its current operations team will remain in place and continue leading and growing the business, supported by PMGC’s resources and platform.

The closing of this acquisition is subject to customary conditions, including completion of due diligence, certain corporate approvals, and execution and delivery of definitive documentation. We cannot assure that closing of the acquisition will occur.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. Currently, our portfolio consists of three wholly owned subsidiaries: Northstrive Biosciences Inc., PMGC Research Inc., and PMGC Capital LLC. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC Holdings’ filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:

IR@pmgcholdings.com